Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Nanometrics Incorporated

Milpitas, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 27, 2009, relating to the consolidated financial statements and schedule of Nanometrics Incorporated appearing in the Company’s Annual Report on Form 10-K for the year ended December 27, 2008.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

San Francisco, California

November 17, 2009